UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/12/2011

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-09992

Delaware	04-2564110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Technology Drive, Milpitas, California   95035
(Address of principal executive offices, including zip code)

(408) 875-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

As previously announced, KLA-Tencor Corporation (the "Company") presented its annual SEMICON West analyst briefing on July 12, 2011 at the W San Francisco Hotel. The presentation was accessible via live webcast through (and a replay of the presentation is currently available on) the Investors page of the Company's website at http://ir.kla-tencor.com/, and the presentation otherwise complied with the notification, public accessibility and other requirements of Regulation FD.

During the presentation, Richard P. Wallace, the Company's President and Chief Executive Officer, provided updated guidance regarding certain of the Company's anticipated financial metrics for its recently completed fourth quarter of fiscal year 2011, which ended on June 30, 2011. On April 28, 2011, in the Company's quarterly earnings conference call, the Company had provided preliminary guidance for the fourth quarter of fiscal year 2011 of bookings in a range of $682 million to $853 million, revenue in a range of $840 million to $900 million, and non-GAAP earnings per share ("EPS") in a range of $1.28 to $1.44. During the July 12, 2011 SEMICON West analyst briefing, Mr. Wallace said with respect to the Company's operating results for the fourth quarter of fiscal year 2011, "[I]n bookings, we were at the upper end, as we were in revenue and EPS." Mr. Wallace also stated that "FY11 will end up at around 37% [non-GAAP] operating margin" and that, for fiscal year 2011, "[non-GAAP] gross margin is expected to be 61%."

Mr. Wallace also provided information during the presentation regarding the Company's outlook for selected operating results in future periods. That information is available through the Regulation FD-compliant webcast that is accessible on the Company's website.

The information in Item 2.02 of this Current Report on Form 8-K is being furnished to the Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section. The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

References to the Company's website in this Current Report on Form 8-K do not incorporate by reference the information on such website into this Current Report on Form 8-K, and the Company disclaims any such incorporation by reference.

Forward Looking Statements: Statements in this Form 8-K other than historical facts, such as statements regarding the Company's anticipated operating and financial results for the quarter and fiscal year ended June 30, 2011, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual future results may differ materially from those projected in such statements due to various factors, including without limitation: events that may occur subsequent to the completion of the fourth quarter of fiscal year 2011 that impact the Company's ability to recognize revenue or otherwise affect the accounting for transactions during the fourth quarter of fiscal year 2011; unanticipated charges required to be recognized during the fourth quarter of fiscal year 2011; and unexpected changes or modifications to the Company's accounting for operating results or financial assumptions for the fourth quarter of fiscal year 2011. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this Form 8-K and in the attached press release, please refer to the Company's Annual Report on Form 10-K for the year ended June 30, 2010, subsequently filed Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). The Company assumes no obligation to, and does not currently intend to, update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: July 13, 2011	By:	/s/ Brian M. Martin
Brian M. Martin
Senior Vice President and General Counsel